UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Immunomedics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

PROTECT AND HELP TO EXPEDITIOUSLY MAXIMIZE YOUR INVESTMENT IN IMMUNOMEDICS BY
VOTING “FOR” THE IMMUNOMEDICS NOMINEES ON THE WHITE PROXY CARD TODAY!

January 24, 2017

Dear Fellow Immunomedics Stockholders,

At the Immunomedics Annual Stockholders Meeting on February 16, 2017, you, the owners of Immunomedics, will determine the near-term trajectory of your investment. Your brand new Board of Directors believes that it is unquestionably in the best interests of all Immunomedics stockholders to continue executing upon its ongoing and robust strategic process. Conversely, we believe that venBio’s efforts to gain control of your Company, without paying you any control premium, would certainly derail Immunomedics’ broad strategic process, in addition to our near-term Phase 3 trial initiation required by the FDA to file our upcoming BLA for IMMU-132 in triple-negative breast cancer (TNBC).

Immunomedics stockholders should consider that:

●	We have listened very carefully to our stockholders, including every action that venBio has requested. Consequently, on January 9th we created a new, independent Board that is acutely focused on expeditiously maximizing stockholder value. Your new Board includes four highly respected, ideally qualified, complementary and completely independent Directors who collectively bring over 125 years of pharmaceutical and life sciences experience. Furthermore, your new fiduciaries have extensive and relevant expertise in biotechnology, oncology, drug development, CMC, capital markets, M&A and staunch stockholder advocacy. Your new Directors have already implemented a responsible succession plan for the CEO and Chairman, including having announced and already initiated a formal search for a new CEO and a succession plan for the Chairmanship.

●	Your new Board is completely focused on expeditiously maximizing value for all stockholders. Immunomedics has retained an outside financial advisor, Greenhill & Co. Greenhill is reporting directly to your company’s newly formed Transaction Committee, composed exclusively of your new Independent Directors. The Transaction Committee and Greenhill are jointly engaged in a broad and robust strategic process to deliver on the value potential of your company, and we are committed to meeting your expectations for this process.

●	Your new Board is taking additional steps to ensure a positive path forward, including the very near-term initiation of a Phase 3 study required by the FDA prior to the expected mid-year filing of a BLA for FDA approval of IMMU-132. Obviously, minimizing disruptions will enable your new Board and Company to execute upon these near-term, stockholder-value enhancing events.

We, thus, urge stockholders to vote FOR the Immunomedics nominees: Jason Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan. The new Immunomedics Board brings the ideal combination of diversity, existing product knowledge, relevant oncology expertise, broad M&A experience and a history of stockholder advocacy needed to successfully execute upon our determined efforts to deliver upon the full value potential of your investment.

As our strategic process progresses, your new Board will continue to respect the perspectives of venBio and all of our valued stockholders. To that end, we have made numerous, constructive settlement proposals to venBio, which included adding four new Directors to the Board (two venBio designees and two mutually agreeable independent designees). However, venBio has made it clear that it will settle for nothing short of effective control over your Company. Your new Board, as fiduciaries for all stockholders, simply cannot allow any change of control to occur without obtaining for you a proper control premium, to which you are fully entitled. Your new Board remains open to negotiating with venBio to secure an appropriate control premium for all Immunomedics stockholders.

1

We believe a reasonable settlement with venBio would clearly be in the best interests of all stockholders now that, per venBio’s own suggestion, four new, completely independent and acutely stockholder-value focused Directors have been appointed, CEO and Chairman transitions have been initiated, and a broad, robust strategic process is being supervised by a committee of your new Directors.

Immunomedics stockholders should also be aware that a change of control at your Company will also cause the following value-destructive consequences:

–	An immediate acceleration of equity awards for certain employees;
–	An immediate triggering of significant change-of-control cash payouts to executives who venBio has committed to promptly terminate;
–	Forcing the Company to immediately raise additional cash to avoid a “going concern” opinion from the Company’s auditor, and to ensure it can meet its obligations as a result of the significant cash outflows triggered by contractually obliged change of control provisions;
–	Jeopardizing the Company’s net operating loss (NOL) carry forwards for federal and/or state income tax reporting purposes of $397.2 million, in whole or in part, in the event of a change in ownership in the Company’s stockholder base made considerably more probable by the consequences of such a change of control;
–	Delaying initiation of the Company’s Phase 3 trial for IMMU-132 in TNBC patients, including a postponement in filing the BLA for accelerated FDA approval, which would not only destroy near-term value, but would also severely destabilize your Company;
–	Causing, through termination or otherwise, the departure of our strategic advisors and vital employees who are crucial to the continued advancement of our broad, robust strategic process; and
–	Undermining the potential near-term availability of a very promising cancer therapy, thereby putting many late-stage patients at further risk.

THE FUTURE OF YOUR INVESTMENT DEPENDS ON YOUR VOTE

VOTE THE WHITE PROXY CARD TODAY!

Clearly, minimizing near-term disruption at your Company will better enable your new Board to create maximum value for all stockholders. You now unquestionably have a new class of independent Directors who are already working to expeditiously maximize the value of your investment. Additionally, we remain ready and willing to reach a stockholder-friendly settlement with venBio to immediately halt their wasteful and focus-diverting proxy contest.

We urge you to protect the value of your investment in Immunomedics by using the enclosed WHITE proxy card to vote “FOR” each of Immunomedics seven nominees – Jason Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan – TODAY by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it in the postage-paid envelope provided. No matter how few shares you own, it is important that all stockholders have their voices heard. If you have previously voted on venBio’s proxy card you can revoke that vote by submitting a later dated WHITE proxy card. Only your latest dated card will be counted at the Annual Meeting.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

Your new Board of Directors

/s/ Dr. David M. Goldenberg	/s/ Jason Aryeh	/s/ Brian A. Markison
Dr. David M. Goldenberg, Chairman	Jason Aryeh, Vice Chairman	Brian A. Markison, Lead Independent Director

/s/ Robert Forrester	/s/ Dr. Geoff Cox	/s/ Bob Oliver
Robert Forrester, Independent Director	Dr. Geoff Cox, Independent Director	Bob Oliver, Independent Director

/s/ Cynthia L. Sullivan
Cynthia L. Sullivan, Director

2

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

Important Additional Information

Immunomedics, Inc, (the “Company”) its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SUPPLEMENT FILED ON JANUARY 9, 2017 (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This letter, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

3